Exhibit 5.1

October 22, 2012

Stone Energy Corporation

625 East Kaliste Saloom Rd.

Lafayette, Louisiana 70508

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel for Stone Energy Corporation, a Delaware corporation (the “Company”), and one of its subsidiaries, with respect to the preparation of the Registration Statement on Form S-3 (the “Registration Statement”) filed on or about the date hereof with the Securities and Exchange Commission (the “Commission”) in connection with the registration by the Company under the Securities Act of 1933, as amended (the “Securities Act”), of the offer and sale by the Company from time to time, pursuant to Rule 415 under the Securities Act, of:

1.	debt securities, which may be either senior or subordinated and may be issued in one or more series, consisting of notes, debentures or other evidences of indebtedness (the “Debt Securities”) and which may be fully and unconditionally guaranteed (the “Guarantees”) by the Company’s subsidiary listed as a co-registrant in the Registration Statement (the “Subsidiary Guarantor”);

2.	shares of preferred stock, par value $0.01 per share, of the Company, in one or more series (the “Preferred Stock”), which may be issued in the form of depositary shares evidenced by depositary receipts (the “Depositary Shares”);

3.	shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”);

4.	warrants for the purchase of Debt Securities, Preferred Stock or Common Stock (the “Warrants”);

5.	rights to purchase Debt Securities, Preferred Stock, Common Stock or other securities (the “Rights”); and

Vinson & Elkins LLP Attorneys at Law Abu Dhabi Austin Beijing Dallas Dubai Hong Kong Houston London Moscow New York Palo Alto Riyadh Shanghai Tokyo Washington	First City Tower, 1001 Fannin Street, Suite 2500 Houston, Texas 77002-6760 Tel +1.713.758.2222 Fax +1.713.758.2346 www.velaw.com

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6.	units consisting of one or more Debt Securities, shares of Common Stock or Preferred Stock, Warrants or any combination of such securities (the “Units” and, together with the Debt Securities, the Guarantees, the Preferred Stock, the Depositary Shares, the Common Stock, the Warrants and the Rights, the “Securities”).

We have also participated in the preparation of the prospectus (the “Prospectus”) contained in the Registration Statement to which this opinion is an exhibit.

In connection with the opinions expressed herein, we have examined, among other things, the (i) the Certificate of Incorporation, as amended, and the Amended and Restated Bylaws of the Company, (ii) the Registration Statement, (iii) the Prospectus, (iv) the Senior Indenture dated as of January 26, 2010, relating to the Debt Securities (the “Senior Indenture”) incorporated by reference in the Registration Statement, (v) the form of Subordinated Indenture (the “Subordinated Indenture”) incorporated by reference in the Registration Statement (the Subordinated Indenture together with the Senior Indenture, the “Indentures”); (vi) other formation documents and agreements, as applicable, of the Subsidiary Guarantor; and (vi) the records of corporate proceedings that have occurred prior to the date hereof with respect to the Registration Statement. We have also reviewed such questions of law as we have deemed necessary or appropriate. As to matters of fact relevant to the opinion expressed herein, and as to factual matters arising in connection with our examination of corporate documents, records and other documents and writings, we relied upon certificates and other communications of corporate officers of the Company, without further investigation as to the facts set forth therein.

In connection with this opinion, we have assumed that:

(1)	all information contained in all documents reviewed by us is true and correct;

(2)	all signatures on all documents examined by us are genuine;

(3)	all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents;

(4)	each certificate from governmental officials reviewed by us is accurate, complete and authentic, and all official public records are accurate and complete;

(5)	the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective;

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(6)	a supplement to the Prospectus (the “Prospectus Supplement”) will have been prepared and filed with the Commission describing the Securities offered thereby;

(7)	the Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement;

(8)	a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto;

(9)	any Securities issuable upon conversion, exchange or exercise of any Security being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise;

(10)	at the time of any offering or sale of any of the Securities, that the Company shall have such number of shares of Common Stock or Preferred Stock, as set forth in such offering or sale, authorized or created and available for issuance;

(11)	the Indentures relating to the Debt Securities, a warrant agreement (“Warrant Agreement”) relating to the Warrants and a rights agreement (“Rights Agreement”) relating to the Rights will each be duly authorized, executed and delivered by the parties thereto;

(12)	the Company is duly incorporated and validly existing and in good standing under the laws of the State of Delaware;

(13)	the Subsidiary Guarantor is duly organized and validly existing and in good standing under the laws of the State of Delaware; and

(14)	each person signing the documents we examined, including the Indentures, the Warrant Agreement and the Rights Agreement, has the legal capacity and authority to do so.

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Based upon and subject to the foregoing, we are of the opinion that:

1.	with respect to the Debt Securities, when (a) the applicable Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (b) the Board of directors of the Company (the “Board”) and the sole member of the Subsidiary Guarantor, if applicable, have taken all necessary action to approve the issuance and terms of the Debt Securities and the Guarantees, if applicable, the terms of the offering thereof and related matters, (c) the terms of such Debt Securities and, if applicable, the related Guarantees and of their issuance and sale have been duly established in conformity with the applicable Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company or the Subsidiary Guarantor and so as to comply with any requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company or the Subsidiary Guarantor, (d) any shares of Common Stock issuable upon the conversion of such Debt Securities, if applicable, have been duly and validly authorized for issuance and (e) such Debt Securities, which may include the related Guarantees, have been duly executed and authenticated in accordance with the applicable Indenture and issued and sold as contemplated in the applicable Prospectus Supplement and upon payment of the consideration for such Debt Securities as provided for in the applicable definitive purchase, underwriting or similar agreement, such Debt Securities and, if applicable, the related Guarantees will be legally issued and will constitute valid and binding obligations of the Company and the Subsidiary Guarantor, respectively, enforceable against the Company and the Subsidiary Guarantor in accordance with their terms, except as such enforcement may be subject to any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and to general equitable principles and covenants of good faith and fair dealing (regardless of whether enforcement is sought in a proceeding in equity or at law);

2.

with respect to shares of Common Stock offered by the Company, when (a) the Board has taken all necessary action to approve the issuance and terms of the offering thereof and related matters and (b) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered (or non-certificated shares of Common Stock shall have been properly issued) either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, then upon payment of the consideration therefor (not less than the par value of the Common Stock) provided for therein or (ii) upon conversion,

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exchange or exercise of any other Security in accordance with the terms of the Security or the instrument governing the Security providing for the conversion, exchange or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Common Stock), such shares of Common Stock will be validly issued, fully paid and non-assessable;

3.	with respect to the Warrants, when (a) the Board has taken all necessary action to approve the issuance and terms of the Warrants and the terms of the offering thereof, (b) the Warrant Agreement has been duly authorized and validly executed and delivered by the Company, (c) the terms of any Warrants and of their issuance and sale have been duly established in conformity with the applicable Warrant Agreement so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company and (d) the Warrants have been duly executed and authenticated in accordance with the applicable Warrant Agreement and issued and sold as contemplated in the applicable Prospectus Supplement, the Warrants will constitute valid and binding obligations of the Company, subject to bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and to general equitable principles and covenants of good faith and fair dealing (regardless of whether enforcement is sought in a proceeding in equity or at law);

4.	with respect to shares of any series of Preferred Stock, when (a) the Board has taken all necessary action to approve the issuance and terms of the shares of the series, the terms of the offering thereof and related matters, including the adoption of a resolution establishing and designating the series and fixing and determining the preferences, limitations and relative rights thereof and the filing of a statement with respect to the series with the Secretary of State of the State of Delaware (the “Certificate of Designation”) and (b) certificates representing the shares of the series of Preferred Stock have been duly executed, countersigned, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, then upon payment of the consideration therefor (not less than the par value of the Preferred Stock) provided for therein; or (ii) upon conversion, exchange or exercise of any other Security in accordance with the terms of the Security or the instrument governing the Security providing for the conversion, exchange or exercise as approved by the Board, for the consideration approved by the Board (not less than the par value of the Preferred Stock), the shares of the series of Preferred Stock will be validly issued, fully paid and non-assessable;

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5.	with respect to the Depositary Shares, when (a) the Board has taken all necessary action to approve the issuance and terms of the Depositary Shares, the terms of the offering thereof and related matters, including the adoption of a Certificate of Designation relating to the Preferred Stock underlying the Depositary Shares and the filing of the Certificate of Designation with the Secretary of State of the State of Delaware, (b) the depositary agreement or agreements relating to the Depositary Shares and the related depositary receipts have been duly authorized and validly executed and delivered by the Company and the depositary appointed by the Company, (c) the shares of Preferred Stock underlying the Depositary Shares have been deposited with the depositary under the applicable depositary agreement and (d) the depositary receipts representing the Depositary Shares have been duly executed, countersigned, registered and delivered in accordance with the appropriate depositary agreement approved by the Company, upon payment of the consideration thereof or provided for in the applicable definitive purchase, underwriting or similar agreement, the Depositary Shares will be legally issued;

6.

with respect to the Rights, when (a) the Board has taken all necessary corporate action to approve the issuance and terms of the Right and the terms of the offering thereof, (b) the Rights Agreement has been duly authorized and validly executed and delivered by the Company, (c) the terms of any Rights and of their issuance and sale have been duly established in conformity with the applicable Rights Agreement so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company and (d) the Rights have been duly executed and authenticated in accordance with the applicable Rights Agreement and issued and sold as contemplated in the Registration Statement, the Rights will constitute valid and binding obligations of the Company, subject to bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and to general equitable principles and covenants of good faith and fair dealing (regardless of whether enforcement is sought in a proceeding in equity or at law); and

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7.	with respect to the Units, when (a) the Board has taken all necessary corporate action to approve the issuance and terms of the Securities comprising the Units and the terms of the offering thereof and related matters, (b) the terms of any Units and of their issuance and sale have been duly established in conformity with the applicable agreements under which the Securities comprising the Units are to be delivered so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company and (c) the Units have been duly executed and authenticated in accordance with the applicable agreements under which the Securities comprising the Units are to be delivered and issued and sold as contemplated in the Registration Statement, the Units will constitute valid and binding obligations of the Company, subject to bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and to general equitable principles and covenants of good faith and fair dealing (regardless of whether enforcement is sought in a proceeding in equity or at law).

The opinions expressed herein are qualified in the following respects:

(1)	With respect to our opinions expressed above, as they relate to Debt Securities denominated in a currency other than U.S. dollars, we note that effective enforcement of a foreign currency claim in the New York State courts or the federal courts sitting in the State of New York may be limited by requirements that the claim (or a foreign currency judgment in respect of such claim) be converted to U.S. dollars at the rate of exchange prevailing on a specified date. We express no opinion as to whether a federal court sitting in the State of New York would award a judgment in a currency other than U.S. dollars.

(2)	We express no opinions concerning (a) the validity or enforceability of any provisions contained in either of the Indentures that purport to waive or not give effect to the rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law; or (b) the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws.

(3)

The foregoing opinions are limited to the laws of the State of New York, the General Corporation Law of the State of Delaware, the Delaware Limited Liability Company Act (including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting these laws) and the

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federal laws of the United States of America, including the applicable statutory provisions to these laws, the rules and regulations underlying such provisions, and the applicable judicial and regulatory determinations interpreting these laws. We are expressing no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign.

We hereby consent to the references to this firm under the caption “Legal Matters” in the prospectus and to the filing of this opinion as an exhibit to the Registration Statement. By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission issued thereunder.

Very truly yours,

/s/ VINSON & ELKINS L.L.P.